                                                                       EXHIBIT 6

                               IRREVOCABLE PROXY
                               -----------------

     This Irrevocable Proxy (this "Proxy") is made as of the 30th day of
March, 2001, by the Investors listed on Schedule A hereto (each, an "Investor"
                                        ----------                   --------
and collectively, the "Investors") in favor of SCP Private Equity Partners II,
                       ---------
L.P., a Delaware limited partnership ("SCP").  This Proxy shall become effective
                                       ---
as of the Closing (as defined therein) of the transactions contemplated by that certain Series C Preferred Stock Purchase Agreement, dated as of even date herewith (the "Purchase Agreement"), by and between USDATA Corporation, a
               ------------------
Delaware corporation (the "Company") and. SCP.
                           -------

                                   RECITALS
                                   --------

     WHEREAS, SCP has agreed to purchase from the Company, and the Company has agreed to issue and sell to SCP, shares of the Company's Series C-1 Preferred Stock, par value $0.01 per share, and to issue to SCP a warrant (the "Warrant")
                                                                      -------
to purchase shares of the Company's Series C-2 Preferred Stock, $0.01 per share (the "Financing");
      ---------

     WHEREAS, the Company is required to obtain prior stockholder approval in connection with certain matters related to the Financing (all as set forth in
Section 2.5 of the Purchase Agreement and Section 1.1 of the Warrant and hereinafter referred to as the "Financing Proposals");
                                -------------------

     WHEREAS, each of the Investors is a holder of shares of the Company's Common Stock, par value $0.01 per share ("Common Stock"), Series A Preferred
                                          ------------
Stock, par value $0.01 per share ("Series A Stock"), and/or Series B Preferred
                                   --------------
Stock, par value $0.01 per share ("Series B Stock") (The Common Stock, the
                                   --------------
Series A Stock, and the Series B Stock are sometimes hereinafter referred to as the "Capital Stock");
     -------------

     WHEREAS, in order to induce SCP to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, the Investors have agreed to grant SCP an irrevocable proxy to vote their shares of Capital Stock with respect to the Financing Proposals;

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1.  Grant of Irrevocable Proxy. Each of the Investors hereby irrevocably
         --------------------------
grants to SCP a proxy to vote all shares of Capital Stock owned by it with respect to any matter related to the Financing Proposals. This proxy shall terminate one year after the date of this Proxy.

     2. Agreement to Vote Shares.   Each of the Investors hereby agrees that if
        ------------------------
for any reason the irrevocable proxy set forth in Section 1 of this Proxy shall be declared unenforceable or if SCP shall advise such Investor that it does not wish to avail itself of the irrevocable proxy, such Investor shall vote its shares of Capital Stock, or exercise a consent or waiver with respect to such shares of Capital Stock, with respect to any matter related to the Financing Proposals in such manner as shall be directed by SCP.

     3. Successors in Interest.  The provisions of this Proxy shall be binding
        ----------------------
upon the successors in interest to any of the shares of the Capital Stock subject to this Proxy. The Company shall not permit the transfer of any shares of Capital Stock on its books or issue a new certificate representing any shares of Capital Stock unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Proxy, pursuant to which such person becomes a party to this Proxy and agrees to be bound by all the provisions hereof as if such person were an Investor.

     4. Assignability.  Except as otherwise provided herein, the terms and
        -------------
conditions of this Proxy shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

     5. Governing Law.  The construction, validity and interpretation of this
        -------------
Proxy will be governed by the internal laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     6. Counterparts; Necessary Parties.  This Proxy may be executed in two or
        -------------------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that this Proxy is executed and delivered by less than all of the Investors, it shall nevertheless be effective and enforceable with respect to those Investors which have executed and delivered this Proxy.

     7. Titles and Subtitles.  The titles and subtitles used in this Proxy are
        --------------------
used for convenience only and are not to be considered in construing or interpreting this Proxy.

     8. Notices.  All notices and other communications hereunder shall be in
        -------
writing and shall be deemed given if delivered personally or by commercial overnight courier (with confirmation of receipt) or sent via facsimile (with confirmation of receipt) (i) if to the Company, at USDATA Corporation, 2435 North Central Expressway, Richardson, Texas 75080 (fax: (972) 669-9557),
Attention: General Counsel, (ii) if to an Investor, at the address beneath such Investor's name on Schedule A attached hereto, and (iii) if to SCP, at Building 300, 435 Devon Park Drive, Wayne, Pennsylvania 19087, Attention: General Counsel (fax: (610) 293-0601). Notice given by facsimile shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices by facsimile shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

     9.  Expenses.  If any action at law or in equity is necessary to enforce
         --------
or interpret the terms of this Proxy, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     10. Severability.  If one or more provisions of this Proxy are held to
         ------------
be unenforceable under applicable law, such provision shall be excluded from this Proxy and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     11. Entire Agreement.  This Proxy constitutes the full and entire
         ----------------
understanding and agreement between the parties with regard to the subject matter hereof.

                           [Signature page follows.]

          IN WITNESS WHEREOF, the parties have executed this Irrevocable Proxy as of the date first above written.



                                 SAFEGUARD DELAWARE, INC.

                                 By:  /s/  N. Jeffrey Klauder
                                    ----------------------------------------
                                 Name: N. Jeffrey Klauder
                                      --------------------------------------
                                 Title:   Vice President
                                       -------------------------------------


                                 SAFEGUARD 2000 CAPITAL, L.P.

                                 By: Safeguard Delaware, Inc.,
                                     its General Partner


                                 By:  /s/  N. Jeffrey Klauder
                                    ----------------------------------------
                                 Name: N. Jeffrey Klauder
                                      --------------------------------------
                                 Title:   Vice President
                                       -------------------------------------


                                 SCP PRIVATE EQUITY PARTNERS II, L.P.

                                 By: SCP Private Equity II General Partner,
                                     L.P., its General Partner


                                 By: SCP Private Equity II LLC,
                                     its Manager


                                 By: /s/ Thomas G. Rebar
                                    ----------------------------------------
                                 Name: Thomas G. Rebar
                                      --------------------------------------
                                 Title:   Manager
                                      --------------------------------------

                                 TECHNOLOGY LEADERS I, L.P.


                                 By: _______________________________________
                                 Name: _____________________________________
                                 Title: ____________________________________


                                 TECHNOLOGY LEADERS II, L.P.


                                 By: _______________________________________
                                 Name: _____________________________________
                                 Title: ____________________________________

                                  SCHEDULE A

                                   Investors
                                   ---------

Safeguard Delaware, Inc.
c/o Safeguard Scientifics, Inc.
800 The Safeguard Building
435 Devon Park Drive
Wayne, Pennsylvania 19087
Fax: (610) 293-0601
ATTN: Chief Financial Officer

Safeguard 2000 Capital, L.P.,
c/o Safeguard Scientifics, Inc.
800 The Safeguard Building
435 Devon Park Drive
Wayne, Pennsylvania 19087
Fax: (610) 293-0601
ATTN: Chief Financial Officer

Technology Leaders I, L.P.
2435 North Central Expressway
Richardson, TX 75080

Technology Leaders II, L.P.
2435 North Central Expressway
Richardson, TX 75080